DYADIC INTERNATIONAL, INC.

INVENTION DISCLOSURE/ASSIGNMENT, CONFIDENTIALITY AND NON COMPETE AGREEMENT

It is my understanding that Dyadic International, Inc and its Affiliates (hereinafter called "DYADIC) are engaged in the business of providing genomic tools and services to the industry, and collaborating with their industrial partners to discover, develop, manufacture and/or sell products derived from living organisms, using state-of-the-art biotechnology. I also understand that, as is generally customary, DYADIC requires its employees to assign to it all rights, title, and interest in and to all inventions, discoveries, improvements, and copyright able subject matter (hereinafter separately or collectively called "rights") in the field of employment of its various employees and that it is essential for the full protection of the business of DYADIC that employees shall not disclose classified company information regarding such business, with which information they have or may become acquainted during the period of their employment.

Therefore, in consideration of my employment or continued employment by DYADIC, or within two years after the termination of my employment by DYADIC, have been or may be made or conceived by me alone or with others, and within or arising out of any field of employment in which I have worked or shall work for DYADIC or its affiliates or arising out of any information regarding the business of DYADIC which has been or may be received by me while in DYADIC's employment.

I will fully disclose to DYADIC as promptly as available all information known or possessed by me concerning the rights mentioned in the preceding paragraph; and upon further request of DYADIC, and without remuneration to me by DYADIC, but at the expense of DYADIC, I will execute and do all things which DYADIC may deem necessary to vest and maintain in it my entire right, title and interest in and to all such rights.

If in the course of my employment, I receive proprietary information of DYADIC relating to its business operations, technology, equipment or products, I will retain all such information in confidence and will not disclose it to any third party, except in the necessary course of the performance of my employment, and for a period of five (5) years after my employment terminates. However, nothing herein will prevent disclosures by me of any information after its is available to the general public in default of any obligation to DYADIC regarding such information.

During the term of employment and for a period of three years after termination, Employee shall not, directly or indirectly, individually or in combination or association with any other person or entity:

1)solicit, or encourage any person, firm or entity to solicit, Customers or Potential Customers, or accept purchase orders from Customers or Potential Customers for any Products similar in nature to those sold or distributed by DYADIC as of the effective date of termination or any time during the two year period immediately prior to such date, or

2) interfere with the relationship of DYADIC and any of its employees, agents representatives, customers, suppliers or affiliates: or

3) attempt to divert from DYADIC any business in which DYADIC has been actively engaged during the employee's employment or any time during the two-year period immediately prior to termination; or

4) without the written approval DYADIC's President, the employee will not control, invest, in, accept employment with, participate in, or be connected in any manner with the ownership, management, operation of any business engaged in "competition" with DYADIC.

This agreement is being executed in addition to any and all previous agreements relating to the same or similar matters which I may have entered into with DYADIC with respect to my present and any future period of employment by DYADIC. It shall inure to the benefits of the successors and assigns, administrators, and representatives. No oral agreement, statement, or representation shall alter the provisions of this agreement.

Dated: Mar. 27, 2003

Employee: Alexander Bondar
Signature

1252 Falmouth Court
Chapel Hill NC 27517

Employee's Address